Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	2016	2015

ASSETS

Current assets
Cash and cash equivalents	$11,604	$13,002
Accounts receivable, net of allowances of $824 in 2016 and $568 in 2015	83,835	57,647
Inventories	72,769	45,912
Prepaid expenses and other current assets	3,414	3,142
Income tax receivable	2,814	1,158
Deferred income tax assets	23,050	10,840

Total current assets	197,486	131,701

Property and equipment, net of accumulated depreciation at $18,371 in 2016 and $10,539 in 2015	17,755	8,309

Goodwill	12,272	-

Intangible assets, net of accumulated amortization at $55,298 in 2016 and $41,803 in 2015	53,362	23,045

Deferred income tax assets	27,313	15,386

Other assets	2,541	1,100

Total assets	$310,729	$179,541

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$85,022	$33,846
Accrued liabilities	22,216	5,068
Sales returns liability	28,373	7,849
Accrued wages and wage related expenses	6,169	2,244
Deferred revenue	273	17
Line of Credit	31,307	-
Current portion of long-term debt, net of deferred loan costs of $65 in 2016	10,484	-

Total current liabilities	183,844	49,024

Noncurrent portion of long-term debt, net of deferred loan costs of $141 in 2016	9,623	-

Total liabilities	193,467	49,024

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized; 33,840 and 33,219 shares issued in 2016 and 2015, respectively	34	33
Additional paid-in capital	92,782	88,983
Accumulated other comprehensive income (loss)	(2,114)	(1,597)
Treasury stock, 5,831 and 5,679 common shares in 2016 and 2015 respectively, at cost	(36,145)	(35,194)
Retained earnings	62,705	78,292

Total stockholders' equity	117,262	130,517

Total liabilities and stockholders' equity	$310,729	$179,541

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Net sales	$114,929	$78,632	$401,857	$269,311
Cost of sales	85,075	49,733	274,255	167,627

Gross profit	29,854	28,899	127,602	101,684

Operating expenses:
Advertising and marketing	3,862	2,986	12,440	10,436
Selling, general and administrative	25,986	15,739	96,229	56,752
Loss on disputed mophie purchase price	-	-	24,317	-
Transaction costs	124	179	2,591	179
Amortization of definite-lived intangibles	3,476	2,051	13,385	8,453

Total operating expenses	33,448	20,955	148,962	75,820

Income (loss) from operations	(3,594)	7,944	(21,360)	25,864

Other income (expense):
Interest expense	(484)	(16)	(1,851)	(97)
Other income (expense)	(76)	(15)	(348)	(69)

Total other expense, net	(560)	(31)	(2,199)	(166)

Income (loss) before provision for income taxes	(4,154)	7,913	(23,559)	25,698

Income tax benefit (provision)	9	(2,956)	7,972	(10,111)

Net income (loss)	$(4,145)	$4,957	$(15,587)	15,587

Earnings (loss) per share attributable to stockholders:

Basic earnings (loss) per share	$(0.15)	$0.18	$(0.56)	$0.54

Diluted earnings (loss) per share	$(0.15)	$0.18	$(0.56)	$0.54

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Net income (loss) in accordance with GAAP	$(4,145)	$4,957	$(15,587)	$15,587

Adjustments:

a. Stock based compensation expense	151	1,185	3,830	3,893
b. Depreciation and amortization	5,787	3,372	22,270	12,923
c. Recovery of reserves on note receivable	-	-	-	(639)
d. Other (income) expense	560	31	2,199	166
e. mophie transaction expenses	124	179	2,591	179
f. mophie fair value inventory write-up related to acquisition	-	-	2,586	-
g. mophie restructuring charges	959	-	2,160	-
h. mophie employee retention bonus	341	-	841	-
i. Loss on disputed mophie purchase price	-	-	24,317	-
j. Provision for income taxes	(9)	2,956	(7,972)	10,111

Adjusted EBITDA	$3,768	$12,680	$37,235	$42,220

Adjusted Net Income Reconciliation - Three and Twelve Months Ended December 31, 2016 and 2015

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016		December 31, 2015

Net income (loss) in accordance with GAAP	$(4,145)	$4,957	$(15,587)		$15,587

Adjustments:

a. Amortization of mophie acquired intangibles	1,818	-	6,303		-
b. mophie transaction costs	124	-	2,591		-
c. mophie fair value inventory write-up related to acquisition	-	-	2,586		-
d. mophie restructuring charges	959	-	2,160		-
e. mophie employee retention bonus	341	-	841		-
f. Loss on disputed mophie purchase price	-	-	24,317		-
g. Income tax effects	(1,240)*	-	(14,840	)*	-

Adjusted net income	$(2,143)	$4,957	$8,371		$15,587

Adjusted diluted earnings per share	$(0.08)	$0.18	$0.30		$0.54

Weighted average number of shares outstanding - diluted	28,061	28,021	28,006		29,089

* For comparative purposes, we applied an annualized statutory tax rate of 38.25% in 2016.

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